UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 2016

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 21, 2016, the stockholders elected TI’s Board of Directors and voted upon three Board proposals contained within our Proxy Statement dated March 9, 2016.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Ralph W. Babb, Jr.	823,989,946	2,636,655	1,491,802	83,773,947
Mark A. Blinn	824,077,431	2,431,373	1,609,599	83,773,947
Daniel A. Carp	817,532,082	7,957,423	2,628,898	83,773,947
Janet F. Clark	824,081,771	2,386,384	1,650,248	83,773,947
Carrie S. Cox	818,463,478	8,048,680	1,606,245	83,773,947
Ronald Kirk	823,453,718	3,225,189	1,439,496	83,773,947
Pamela H. Patsley	815,859,473	10,634,682	1,624,248	83,773,947
Robert E. Sanchez	823,439,096	3,119,335	1,559,972	83,773,947
Wayne R. Sanders	813,109,330	13,408,841	1,600,232	83,773,947
Richard K. Templeton	806,712,692	16,021,842	5,383,869	83,773,947
Christine Todd Whitman	818,331,238	7,290,904	2,496,261	83,773,947

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	785,591,583	40,047,891	2,478,929	83,773,947

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2016	900,324,871	10,177,415	1,390,064

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal to approve amendments to the Texas Instruments 2009 Long-Term Incentive Plan	757,965,292	67,347,658	2,805,453	83,773,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 26, 2016	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and General Counsel